                                                               EXHIBIT 99(a)(4)

                       SUMMARY PUBLICATION OF NOTICE OF OFFER

THIS ANNOUNCEMENT IS NEITHER AN OFFER TO PURCHASE, NOR A SOLICITATION OF AN OFFER TO SELL THE SECURITIES. THE OFFER IS MADE ONLY BY THE OFFER TO PURCHASE AND THE RELATED AGREEMENT OF SALE AND IS NOT BEING MADE (NOR WILL TENDERS BE ACCEPTED FROM) HOLDERS OF UNITS IN ANY JURISDICTION WHICH THE OFFER OR THE ACCEPTANCE THEREOF WILL NOT BE IN COMPLIANCE WITH THE SECURITIES LAWS OF SUCH JURISDICTION; IN THOSE JURISDICTIONS WHERE SECURITIES LAWS REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE PURCHASER ONLY BY ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

   NOTICE OF OFFER TO PURCHASE FOR CASH UP TO 2,500,000 UNITS AS DEFINED IN THE
     LIMITED PARTNERSHIP AGREEMENT ("UNITS") OF AETNA REAL ESTATE ASSOCIATES,
        L.P. A DELAWARE LIMITED PARTNERSHIP (THE "PARTNERSHIP") AT A PRICE
          OF $12.50 FOR EACH UNIT IN THE PARTNERSHIP, BY: OAK INVESTORS,
                            LLC (THE "PURCHASER")

The Purchaser is offering to purchase for cash up to 2,500,000 Units held by the Recognized Owner of Units of the Partnership (the "Recognized Owners") at $12.50 for each Unit in the Partnership upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase and in the related Agreement of Sale (which together constitute the "Offer" and the "Tender Offer Documents").

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, PACIFIC TIME, ON SEPTEMBER 18, 1998 UNLESS THE OFFER IS EXTENDED.

Funding for the purchase of the Units will be provided through capital contributions to the Purchaser by its member. The Offer will expire at 12:00 midnight, Pacific time on September 18, 1998 and unless Purchaser, in its sole discretion, extends the period of time for which the Offer is open (as extended the "Expiration Date"). If Purchaser makes a material change in, or waives a material condition to, the Offer, Purchaser will extend the Offer and disseminate additional tender offer materials as required by Rules 14d-4(c) and 14d-6(d) under the Securities Exchange Act of 1934 (the "Exchange Act"). The minimum period an offer must remain open following any material change in the terms of the Offer, other than a change in price or a change in percentage of securities sought will depend upon the facts and circumstances including the materiality of the change. A minimum of ten business days from the date of such change is generally required if prior to the Expiration Date; thus, if Purchaser changes (other than increases of not more than two percent) the number of Units being sought, or increases or decreases the price offered pursuant to the Offer, the Offer will be extended to permit it to remain open for at least ten business days. For purposes of the Offer, a "business day" means any day other than a Saturday, Sunday or federal holiday. In all cases payment for the Units purchased pursuant to the Offer will be made only after timely receipt of a duly executed Agreement of Sale, with any required signature guarantees, and any other items required by such Agreement of Sale. Tenders of Units are irrevocable, except that Unitholders who tender their Units will have the right to withdraw their tendered Units at any time prior to the Expiration Date by sending a written notice of withdrawal to Purchaser specifying the Units to be withdrawn. If the Offer is extended beyond the Expiration Date and beyond October 9, 1998, the Units tendered may be withdrawn at any time. If tendering Unitholders tender more than the number of Units that Purchaser seeks to purchase pursuant to the Offer, Purchaser will take up and pay for Units pro rata, according to the number of Units tendered by each tendering Unitholder prior to the Expiration Date. The terms of the Offer are more fully set forth in the formal Tender Offer Documents which are available from Purchaser. The Offer contains terms and conditions and the information required by Rule 14d-6(c)(l)(vii) under the Exchange Act which are incorporated herein by reference. The Tender Offer Documents may be obtained by written request to Purchaser or as set forth below. A request has been made to Units pursuant to Rule 14d-5 under the Exchange Act for the use of its list of the Recognized Owners for the purpose of disseminating the Offer to the Recognized Owners. Upon compliance by Units with such request, the Tender Offer Documents and, if required, other relevant materials will be mailed to Recognized Owners of Units or persons who are listed as participants in a clearing agency's security position listing, for subsequent transmittal to beneficial owners of Units.

THE TENDER OFFER DOCUMENTS CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER. FOR COPIES OF THE TENDER OFFER DOCUMENTS CALL PURCHASER'S TOLL FREE AT 1-800-891-4105 OR MAKE A WRITTEN REQUEST ADDRESSED TO OAK INVESTORS, LLC, 1650 HOTEL CIRCLE NORTH, SUITE 200, SAN DIEGO, CALIFORNIA 92108.